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                                                               Exhibit 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registraton Statement No. 33-34930 of B.F. Saul Real Estate Investment Trust (the "Trust") on Form S-2 of our reports dated December 3, 1996, included in Part III of the Trust's Form 10-K for the year ended September 30, 1996, and to all references to our Firm included in this Registration Statement.




ARTHUR ANDERSEN LLP


Washington, D.C.
January 13, 1997